Exhibit 4.9

SECOND AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT
by and among
AEI
AND
THE SHAREHOLDERS OF AEI IDENTIFIED HEREIN
Dated as of May 9, 2008

-i-

(continued)

-ii-

AEI
SECOND AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT
     SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of May 9, 2008 (the “Effective Date”), by and among AEI, a Cayman Islands exempted company (the “Company”), and the shareholders of the Company listed on Appendix A hereto (together with any other Person who agrees to be bound by the terms of this Agreement (other than the Company) as permitted hereunder, the “Shareholders”).
     WHEREAS, the Company changed its name from Ashmore Energy International to AEI;
     WHEREAS, the Company was a party to that certain Amended and Restated Shareholders Agreement, dated as of December 29, 2006 (the “Amended and Restated Shareholders Agreement”), by and among the Company and the shareholders of the Company a party thereto;
     WHEREAS, as of the date hereof, the Company has accepted the subscription of Buckland to become a shareholder to the Company and, as a condition of such acceptance, Buckland has agreed to become a party to this Agreement; and
     WHEREAS, the Company and the Shareholders desire to amend and restate the Amended and Restated Shareholders Agreement in its entirety as hereinafter provided.
     NOW, THEREFORE, the parties hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     Section 1.1. Defined Terms. As used herein, the following terms shall have the following meanings:
     “Adjusted Preemption Price” means the Initial Preemption Price multiplied by 0.90.
     “Affiliate” means, with respect to a given Person (in this definition, the “Relevant Person”), any Person who (a) directly or indirectly, Controls, or is Controlled by, or is under a common Control with, the Relevant Person or (b) from time to time, is managed by (i) the same investment manager as the Relevant Person is managed by, or (ii) an investment manager that is Controlled by the same Person that Controls the Relevant Person; provided, that for the avoidance of doubt, no Shareholder shall be deemed to be an Affiliate of the Company for purposes of this Agreement solely as a result of its board seat or other contractual “protection rights”, each as provided in this Agreement.
     “Agent” shall have the meaning set forth in Section 8.19(a).
     “Agreement” shall have the meaning set forth in the Preamble.
     “Amalgamation” shall have the meaning set forth in the Recitals.

     “Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of December 29, 2006, by and among the Company and the shareholders of the Company party thereto.
     “Amended and Restated Shareholders Agreement” shall have the meaning set forth in the Recitals.
     “Ashmore” means the Ashmore Funds and their Affiliates.
     “Ashmore Directors “ shall have the meaning set forth in Section 2.1(c).
     “Ashmore Fund” means each of Ashmore Global Special Situations Ireland Plc, EMDCD Ltd, Ashmore Global Special Situations Fund Limited, Ashmore Global Special Situations Fund 2 Limited, Fidelity Cayman Investment Company Limited, Asset Holder PCC No. 2 Limited in respect of Ashmore Emerging Economy Portfolio, Ashmore Global Special Situations Fund 3 Limited Partnership and Asset Holder PCC Limited in respect of Ashmore Emerging Markets Liquid Investment Portfolio.
     “Beneficially Own” means, with respect to any securities, to directly or indirectly through any contract, arrangement, undertaking, relationship or otherwise, have or share (i) voting power which includes the power to vote, or direct the voting of, such security, (ii) investment power which includes the power to dispose, or to direct the disposition of, such security or (iii) the right to acquire such voting or investment power with respect to such security, whether such right is exercisable immediately or only after the passage of time; provided, however, that no Shareholder shall be deemed to Beneficially Own any securities of any other Person by virtue of this Agreement or the arrangements provided for herein. “Beneficially Ownership” and “Beneficial Owner” shall have the correlative meaning.
     “Board of Directors” means the board of directors of the Company having the characteristics required under the Amended and Restated Memorandum and Articles of Association and this Agreement.
     “Bridge Credit Agreement” means the Bridge Credit Agreement, effective as of May 25, 2006, among the Company, as borrower, the lenders referred to therein, ABN AMRO BANK N.V., as Administrative Agent and LaSalle Bank National Association, as Collateral Agent.
     “Business Day” means a day (other than Saturday or Sunday) on which commercial banks are open for business in London, England, New York, New York and Houston, Texas.
     “Buckland” means Buckland Investment Pte Ltd.
     “Capital Securities” means (i) any Shares, (ii) any Share Equivalents, and (iii) any other securities issued by the Company convertible or exchangeable into equity securities of the Company, in each case, whether Beneficially Owned on May 25,2006 or acquired thereafter.
     “Company” shall have the meaning set forth in the Recitals.
     “Confidential Information” shall have the meaning set forth in Section 8.19(a).
     “Control”, “Controls”, “Controlled”, “Controlling” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies or affairs of a Person, whether through Beneficial Ownership of voting securities, by contract, or otherwise, or as agent, executor, trustee, or otherwise.

     “D.E. Shaw” means D.E. Shaw Composite Side Pocket Series 2, L.L.C., D.E. Shaw Composite Side Pocket Series 4, L.L.C. and/or any Affiliate of either that may at any time become a party to this Agreement.
     “Effective Date” shall have the meaning set forth in the Preamble.
     “Excess Unallocated Share” shall have the meaning set forth in Section 4.2.
     “Excluded Securities” means: (i) Capital Securities issued up to an aggregate amount of 10% of the outstanding Shares as of December 29, 2006 (giving effect to any stock splits, combinations or similar transactions effected after such date) issued to employees of the Company, whether pursuant to an employee stock plan approved by the Board of Directors or otherwise; (ii) Shares issued pursuant to a bona fide, firm commitment, underwritten public offering of Shares pursuant to a registration statement under the Securities Act; (iii) Capital Securities issued in connection with any stock split, stock dividend or recapitalization in which all classes or series of stock of the Company are adjusted equally; (iv) Capital Securities issued in connection with an acquisition or business combination that is approved by the Board of Directors of the Company (other than Capital Securities issued in connection with the funding of any such acquisition or business combination); (v) Capital Securities issued pursuant to the Bridge Credit Agreement and the Warrant Agreement, dated as of May 23, 2006, executed by the Company pursuant to the Bridge Credit Agreement; (vi) Shares issued upon exchange, conversion or exercise of Share Equivalents; (viii) Shares issued pursuant to the Letter Agreement, dated as of May 25, 2006, between Deutsche Bank Securities and the Company pursuant to which Deutsche Bank Securities had the right to acquire up to 98,974 Shares on or prior to the two month anniversary of May 25, 2006 and (ix) Shares issued pursuant to the Letter Agreement, dated as of May 25, 2006, between ABN AMRO BANK N.V., London Branch and the Company pursuant to which ABN AMRO BANK N.V., London Branch had the right to acquire up to 24,445 Shares on or prior to the two month anniversary of May 25, 2006.
     “Formation Agreement” means that certain Formation Agreement, dated as of March 6, 2006, by and among the Company and the other parties named therein.
     “Founding Shareholders” means those Shareholders listed under the heading “Founding Shareholders” on Appendix A hereto and/or any Affiliate of any such Shareholder that may at any time become a party to this Agreement.
     “GAAP” shall have the meaning set forth in Section 7.1(a).
     “Initial Preemption Price” shall have the meaning set forth in Section 4.2.
     “IPO Date” shall have the meaning set forth in Section 7.3.
     “Memorandum and Articles of Association” means the Company’s Amended and Restated Memorandum and Articles of Association, adopted by Special Resolution dated December 20, 2007, as the same may be amended from time to time in accordance with the terms hereof and thereof.
     “Minority Consent” means an affirmative decision evidenced in writing of the Person or Persons Beneficially Owning a majority in number determined on a fully diluted basis of the outstanding Shares not Beneficially Owned by Ashmore.
     “Non-electing ROFR Shareholder” shall have the meaning set forth in Section 3.3.

     “Note Purchase Agreement” means the Note Purchase Agreement, dated as of May 24, 2007, by and among the Company and the purchasers named therein providing for the issuance of the Notes.
     “Notes” means the 10.00% Payment-in-Kind Notes due 2018 issued by the Company in accordance with the Note Purchase Agreement.
     “Notice of Acceptance” shall have the meaning set forth in Section 4.2.
     “Notice of Preemptive Rights” shall have the meaning set forth in Section 4.1.
     “Other Purchasers” shall have the meaning set forth in Section 4.3.
     “Other Shareholders” means, for purposes of Article V (Tag-Along Rights), the Shareholders other than Ashmore.
     “Person” shall mean any natural person, association, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, joint venture, trust or any other entity, organization or Governmental Entity.
     “Preemptive Offer” shall have the meaning set forth in Section 4.1.
     “Prisma” means Prisma Energy International Inc.
     “Pro Rata Share” means, with respect to each Shareholder, the quotient of (i) the amount of Capital Securities directly or indirectly owned by such Shareholder on the date of a Preemptive Offer divided by (ii) the total amount of Capital Securities issued and outstanding on the date of, and immediately prior to, the Preemptive Offer, in each case and notwithstanding Section 8.1, on a fully diluted, as-converted basis.
     “Public Sale” means a Sale pursuant to an effective registration statement filed under the Securities Act or pursuant to Rule 144 under the Securities Act, without any restrictions under Rules 144(k) and (l) thereunder.
     “Qualified Public Offering” means an offering, involving not less than $400 million of gross proceeds (to the Company and/or its shareholders), upon the completion of which the Shares will be listed on a Specified Exchange.
     “Recipient” shall have the meaning set forth in Section 8.19(a).
     “Related Party” means (i) any Shareholder; (ii) any Affiliate of such Shareholder; (iii) any director, officer, partner or employee of the Persons specified in clause (i) and (ii) above; or (iv) (a) any member of the immediate family of the Persons specified in clause (iii) above, (b) any trust established for the benefit of any such individual, or (c) any executor or administrator of the estate of any such individual.
     “Related Party Transaction” means (i) any transaction by the Company, on the one hand, with a Related Party, on the other and (ii) any merger, scheme of amalgamation or similar transaction with, acquisition of, or disposition of assets of the Company to, any Significant Shareholder Debtor; provided, that the appointment of a director, officer, manager or employee of the Company or any Subsidiary of the Company, including, without limitation, the determination of the terms on which such director, officer, manager or employee shall serve and any remuneration to be paid, shall not be considered a Related Party Transaction.
     “ROFR Shareholders” shall have the meaning set forth in Section 3.3.
     “Sale Percentage” means, with respect to each Sale, or proposed Sale, of Capital Securities, the amount of Capital Securities Sold, or to be sold, divided by the aggregate amount of Capital Securities outstanding on the date of such Sale (or the date on which a Sale Notice is given with respect to a proposed Sale).
     “Sale Notice” shall have the meaning set forth in Section 3.3(i).
     “Sale Threshold” shall have the meaning set forth in Section 3.3.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Sell” means, as to any shares of Capital Securities, to, directly or indirectly, sell, or in any other way transfer, assign, exchange distribute or otherwise dispose of, either voluntarily or involuntarily, any shares of Capital Securities; and the terms “Sale” and “Sold” shall have meanings correlative to the foregoing. If by reason of any transaction or other arrangement, Buckland ceases to be an Affiliate of Government of Singapore Investment Corporation (Ventures) Pte Ltd, such transaction or other arrangement shall be deemed to be a Sale by Buckland at such time of the shares of the Company then held by Buckland for all purposes of this Agreement, including, without limitation, the right of first refusal of the Ashmore Funds set forth in Section 3.3.
     “Selling Ashmore Shareholder” shall have the meaning set forth in Section 5.1.
     “Selling Shareholder” shall have the meaning set forth in Section 3.3.
     “Shareholder Excess Election” shall have the meaning set forth in Section 4.1.
     “Shareholders” shall have the meaning set forth in the Preamble.
     “Shares” means the shares in the capital of the Company, par value $0.002 per share.
     “Share Equivalents” means securities issued by the Company that are convertible into, or exchangeable or exercisable for, Shares.
     “Significant Shareholder Debtor” means a Person in whom a Shareholder Beneficially Owns either (i) 5% or more of such Person’s outstanding equity securities or (ii) 5% or more of any class of, or an aggregate of all classes of, such Person’s defaulted, distressed or stressed debt.
     “Specified Exchange” means the American Stock Exchange, New York Stock Exchange, Nasdaq, London Stock Exchange, Sao Paulo Stock Exchange or any other stock exchange agreed by all the Shareholders after the date hereof.
     “Strategic Buyer” means any industrial company (other than a financial, investment or banking institution or an entity whose primary purpose is to invest in securities) or an Affiliate of an industrial company that meets the following criteria: (i) its long-term unsecured indebtedness is rated investment grade or higher (i.e., Baa3/BBB- or higher by Moody’s and/or S&P, respectively, or a market capitalization of at least $5 billion), and (ii) a material portion of its business consists of owning or operating energy assets.
     “Strategic Sale” means a Sale of Capital Securities to a Strategic Buyer, which Sale, either alone or when combined with such Strategic Buyer’s pre-existing ownership of Capital Securities, will result in such Strategic Buyer Beneficially Owning a majority of the Capital Securities of the Company on a fully diluted basis.
     “Subject Shares” shall have the meaning set forth in Section 3.3.
     “Subsidiary” means, as regards the parties to this Agreement, any Person who, directly or indirectly, is Controlled by such party.
     “Supermajority Consent” means an affirmative decision evidenced in writing of the Person or Persons holding 80% of the outstanding Shares held by Shareholders party to the Agreement.
     “Tag-Along Notice of Election” shall have the meaning set forth in Section 5.2(a).
     “Tag-Along Right” shall have the meaning set forth in Section 5.2(a).
     “Tag-Along Period” shall have the meaning set forth in Section 5.2(a).
     “Threshold Percentage” means, as of any specified date, an amount, specified as a percentage, obtained by dividing 100 by the number of members constituting the Board of Directors on such date.
     “Unallocated Share” shall have the meaning set forth in Section 4.2.
ARTICLE II
BOARD OF DIRECTORS
     Section 2.1. Election of Directors.
          (a) At any general meeting of the Shareholders involving the election of directors, and at any other time at which the Beneficial Owners of Shares will have the right to or will vote for or render consent in writing regarding the appointment of directors of the Company, then and in each event, each Shareholder hereby covenants and agrees (i) to vote (or render its written consent with respect to) all Shares that it is entitled to vote (or provide written consent) to elect a Board of Directors in accordance with this Article II and (ii) not to vote (or render its written consent) to remove any director designated in accordance with this Section 2.1 except at the express written direction of the Shareholder or Shareholders that designated such director. No Shareholder shall grant to any Person a proxy to vote such Shareholder’s Capital Securities unless such Person signs a statement expressly agreeing to vote such Capital Securities in accordance with this Article II. Furthermore, each Shareholder undertakes to procure that any director appointed by it shall take all actions as may be necessary to give effect to each appointment of directors made pursuant to this Section 2.1.
          (b) The number of members on the Board of Directors shall be determined by Ashmore, in its sole discretion; provided, that the Board of Directors shall consist of a minimum of five members and a maximum of nine members, who shall be designated in accordance with this Section 2.1. Any appointment or designation of directors pursuant to this Section 2.1 shall not be a Related Party Transaction.

          (c) (i) Ashmore shall be entitled by notice in writing to the Company to appoint all of the directors of the Company (the “Ashmore Directors”) except as otherwise provided in this Section 2.1; and
               (ii) Buckland shall be entitled by notice in writing to the Company to appoint one director of the Company, so long as Buckland Beneficially Owns Capital Securities constituting at least (A) 75% of the Capital Securities Beneficially Owned by Buckland on the Effective Date (as adjusted taking into account any stock splits, combinations or other recapitalizations) and (B) 8.5% of the outstanding Shares.
          (d) As of any specified date, if the percentage of Capital Securities Beneficially Owned by any Shareholder (other than Ashmore, Buckland and any other Shareholder that has an individual right to designate a director pursuant to this Section 2.1) is equal to or greater than the Threshold Percentage in effect as of such date, then such Shareholder shall be entitled by notice in writing to the Company to appoint a number of directors determined by dividing the percentage of outstanding Capital Securities Beneficially Owned by such Shareholder by the Threshold Percentage in effect on such date (with any fractional amount being rounded down to the nearest whole number).
          (e) As of any specified date, if the aggregate percentage of Capital Securities Beneficially Owned by all Shareholders (other than (i) Ashmore, (ii) Buckland and (iii) any other Shareholder entitled to appoint a director pursuant to Section 2.1(d)) is equal to or greater than the Threshold Percentage in effect as of such date, then such Shareholders shall be entitled by notice in writing to the Company to require that the existing directors exercise their discretion to appoint a number of directors determined by dividing the percentage of outstanding Capital Securities Beneficially Owned by such Shareholders by the Threshold Percentage in effect on such date (with any fractional amount being rounded down to the nearest whole number); provided, that, notwithstanding the foregoing, at least one director shall be designated pursuant to this Section 2.1(e) at all times. The Shareholders hereby agree that the initial director appointed pursuant to this paragraph (e) (and if, any time more than one director is appointed pursuant to this paragraph (e), one of such directors) shall be designated by D.E. Shaw, so long as D.E. Shaw Beneficially Owns Capital Securities constituting at least (i) 75% of the Capital Securities Beneficially Owned by D.E. Shaw on May 25, 2006 (as adjusted taking into account any stock splits, combinations or other recapitalizations) and (ii) 8.5% of the outstanding Shares. After such time as D.E. Shaw is no longer entitled to designate the director appointed hereunder, such director and all other directors appointed pursuant to this paragraph (e) shall be designated by the Beneficial Owners of a majority in number of the Capital Securities Beneficially Owned by the Shareholders entitled to designate a director pursuant to this paragraph (e) voting separately as a class.
          (f) Each Shareholder shall take all necessary action, in its capacity as a shareholder of the Company, to cause the members of the Board of Directors to be appointed to the board of directors or equivalent governing body of any entity that substantially succeeds to the business or operations of the Company or whose governing body substantially succeeds to the role of managing the investment made by the Founding Shareholders (other than, in each case, in connection with a sale of all or a substantial portion of the assets of the Company approved by the Shareholders in accordance with Section 7.4(a)(ii)).
     Section 2.2. Expenses. The Company shall pay all reasonable travel expenses and other out-of-pocket disbursements incurred by any director to attend meetings of the Board of Directors of the Company or any Subsidiary of the Company (which for the purposes of this Section 2.2 shall be deemed to include all entities in which the Company owns an equity interest or otherwise with respect to which the Company has the right to appoint one or more members of the board of directors) or of any committees thereof.

     Section 2.3. D&O Insurance. The Company shall procure and maintain directors and officers insurance providing for such coverage and in such amounts as are customarily carried by similar companies.
     Section 2.4. Indemnification Agreements. If requested by a director, the Company will enter into an indemnification agreement in customary form with such director, and, if necessary, will amend the Memorandum and Articles of Association to provide for indemnification of its directors to the maximum extent permitted by applicable law.
     Section 2.5. Observer Rights. For so long as any Shareholder continues to Beneficially Own at least 10% of the outstanding Capital Securities but does not individually have the right to designate a director pursuant to Section 2.1(d) hereof, such Shareholder shall be entitled to appoint one non-voting observer to attend all meetings of the Board of Directors.
     Section 2.6. Other Management Rights.
          (a) The parties acknowledge that it is intended that the board of directors of the Company’s material Subsidiaries shall, in each case, when deemed appropriate by the Company, be reconstituted to replace the existing members of such boards of directors with individuals representing the management of such Subsidiaries, provided, that, so long as Ashmore continues to Beneficially Own at least a majority of the outstanding Capital Securities, one or more representatives of Ashmore may elect to sit on the boards of such Subsidiaries and Ashmore shall be entitled to appoint managers of such Subsidiaries.
          (b) In the event that the Board of Directors shall form any committee thereof, the Shareholders (other than Ashmore) shall have the right to appoint one non-Ashmore designated member of the Board of Directors (or if none, one observer) to such committee, such individual to be selected by Minority Consent.
     Section 2.7. Rule of the Board. The Board of Directors shall be responsible for the overall management and direction at the Company and its Subsidiaries. In light of the foregoing, the Company shall, and the Shareholders shall cause its designees on the Board of Directors to, endeavor to actively monitor the business affairs and direction of the Company and its Subsidiaries.
     Section 2.8. Board Meetings and Company Policies.
          (a) A meeting of the Board of Directors shall be held at least four times per year on a quarterly basis. Notices for such meetings and the procedures to be adopted at such meetings shall be in accordance with the Memorandum and Articles of Association and the corporate laws of the Cayman Islands.
          (b) The Company shall develop and implement as soon as practicable internal policies and procedures substantially similar to those legally required of companies whose voting securities are publicly traded in the United States, the purpose of which is to ensure the appropriate conduct of the Board of Directors and the Company’s executive officers.

ARTICLE III
LIMITATIONS ON SALE OF STOCK BY STOCKHOLDERS
     Section 3.1. Limitations. Notwithstanding anything contained herein to the contrary, any issuance of Capital Securities by the Company or Sale of Capital Securities by a Shareholder that is otherwise permitted hereunder shall be subject to the condition that the transferee (other than a transferee in a Public Sale) shall, upon consummation of such Sale, if the transferee is not already a Shareholder, execute an addendum to this Agreement, substantially in the form of Exhibit A attached hereto, agreeing to be bound by the terms of this Agreement. The Company shall not issue any Capital Securities (or certificates representing Capital Securities) or register on its books any Sale of Capital Securities to any Person unless and until the condition set forth in the preceding sentence is satisfied by such Person; provided, however, that any director, officer or employee of the Company or any of its Subsidiaries to which Capital Securities are issued shall not be required to become a party to this Agreement. In addition, no Shareholder shall be entitled to Sell any Capital Securities at any time if such Sale would:
          (i) violate the Securities Act, or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Capital Securities; or
          (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time.
In the event of a purported Sale by a Shareholder of any Capital Securities in violation of the provisions of this Agreement, such purported Sale will be void and of no effect, and the Company will not give effect to such Sale.
     Section 3.2. Sales to Affiliates. Notwithstanding anything contained herein to the contrary, each Shareholder may Sell Capital Securities to any Affiliate at any time, provided that such Affiliate (if not already a Shareholder) executes an addendum to this Agreement, substantially in the form of Exhibit A attached hereto, agreeing to be bound by the terms of this Agreement and to assume the rights and obligations hereunder of such Shareholder with respect to such Capital Securities.
     Section 3.3. Right of First Refusal. If any Shareholder other than Ashmore shall propose to Sell (the “Selling Shareholder”) any Capital Securities (such securities proposed to be sold, for purposes of this Section 3.3, the “Subject Shares”) to any Person (other than to its Affiliate(s), in a Public Sale or Strategic Sale), and, at such time or as a result of such Sale (and any other related proposed Sale), the aggregate Sale Percentages with respect to all Sales of Capital Securities (other than Sales to its Affiliates) by such Selling Shareholder and its Affiliates from and after the Effective Date (including the Sale Percentage relating to the proposed Sale and any related proposed Sale) (i) would exceed 10% or (ii) the proposed transferee (other than Ashmore or any Founding Shareholder or Affiliate thereof) would own more than 10% of the outstanding Shares (the “Sale Threshold”), then Ashmore and, solely with respect to sales by Shareholders other than Buckland, Buckland (the “ROFR Shareholders”) shall have rights of first refusal with respect to such proposed Sale, which rights shall be exercised in accordance with the provisions of subsections (i) through (vi) of this Section 3.3.
          (i) With respect to any proposed Sale to which the provisions to this Section 3.3 apply, the Selling Shareholder shall, give to each of the ROFR Shareholders a written notice specifically identifying the proposed purchaser and specifying the number and class of Capital Securities being Sold, the purchase price therefor, and a summary of the other material terms and conditions of the proposed Sale (the “Sale Notice”), and shall offer to each of the ROFR Shareholders the option to purchase its pro rata portion (determined as hereinafter provided) of the Subject Shares at the same price and upon the same terms and conditions as are specified in the Sale Notice (which shall reflect a bona fide written offer from the proposed transferee). Each ROFR Shareholder’s pro rata portion of the Subject Shares shall be determined by multiplying the number of Subject Shares by a fraction, the numerator of which is the number of Capital Securities directly or indirectly owned by such ROFR Shareholder and the denominator of which is the total number of Capital Securities directly or indirectly owned by all ROFR Shareholders.
          (ii) Each ROFR Shareholder shall have the right, by delivery of written notice to the Selling Shareholder within 15-Business Days from receipt of the Sale Notice, to acquire its pro rata portion (as provided above) of the Subject Shares on the terms and conditions specified in the Sale Notice. An election by any ROFR Shareholder to purchase its pro rata portion of Subject Shares shall constitute an irrevocable commitment by such ROFR Shareholder to purchase such Subject Shares on the terms set forth in the Sale Notice. In the event the consideration being offered for the Subject Shares is not cash consideration, the 15-Business Day period will be extended until an internationally recognized independent investment bank selected by the Selling Shareholder and the applicable ROFR Shareholders has determined the value of such consideration in accordance with paragraph (vi) below; provided, the 15-Business Day period shall not be extended by more than 20 additional days.
          (iii) In the event that any ROFR Shareholder fails to notify the Selling Shareholder of its acceptance in writing within the 15-Business Day period referred to in clause (ii) above, such ROFR Shareholder shall be deemed to have waived its right of first refusal with respect to such Subject Shares. If one ROFR Shareholder (the “Non-electing ROFR Shareholder”) fails to exercise or waives its right of first refusal, or elects not to purchase its full pro rata portion of the Subject Shares, the Selling Shareholder shall promptly notify the other ROFR Shareholder in writing of such failure, waiver or election, and will give the other ROFR Shareholder the option to acquire the Subject Shares that the Non-Electing ROFR Shareholder has determined not to purchase. Such ROFR Shareholder shall have until the later of 3 Business Days after it receives such written notice or the expiration of the 15-Business Day period referred to in clause (ii) above to elect to acquire the Subject Shares not being purchased by the Non-Electing ROFR Shareholder.
          (iv) If one or both of the ROFR Shareholders do not individually or collectively elect to purchase all of the Subject Shares pursuant to their rights of first refusal under this Section 3.3, then the right of first refusal granted hereby shall be deemed to be waived and the Selling Shareholder may sell all (but not less than all) of the Subject Shares to the transferee specified in the Sale Notice on terms and conditions not more favorable to the proposed transferee as specified in the Sale Notice; provided that such sale is made within 90 days after the date of such Sale Notice.
          (v) The closing of any Sale of Subject Shares to one or more of the ROFR Shareholders shall occur at such place as may be agreed by the applicable ROFR Shareholders and the Selling Shareholder on such date as may be agreed by the applicable ROFR Shareholders and the Selling Shareholder, which date shall be within 16 days after the expiration of the 15-Business Day period set forth above (as extended pursuant to clause (ii), if applicable).
          (vi) If the terms of the proposed Sale include consideration for the Capital Securities other than cash, the ROFR Shareholders shall have the right to exercise their rights hereunder by purchasing such Shares for cash in an amount equal to the fair market value of such proposed consideration as determined by an internationally recognized independent investment bank selected by the Selling Shareholder and the applicable ROFR Shareholders, the expenses for which shall be paid for by the Company.

     Section 3.4. Legends. If certificates representing Capital Securities are issued each certificate representing shares of Capital Securities shall bear a legend substantially to the following effect:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.
IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED AS OF DECEMBER 29, 2006, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG ASHMORE ENERGY INTERNATIONAL AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY.”
     The requirement that the above legend regarding the Securities Act be placed upon certificates evidencing any Capital Securities shall cease and terminate upon the earlier to occur of the following events: (a) the Sale of the Capital Securities in a Public Sale or (b) the Sale of the Capital Securities in any other transaction if the seller delivers to the Company an opinion of its in-house or outside counsel, which opinion shall be in form and substance reasonably satisfactory to the Company, in either case to the effect that such legend is not required for purposes of the Securities Act upon any Sale of such Capital Securities without registration thereunder. The requirement that the above legend regarding this Agreement be placed upon certificates evidencing any such Capital Securities shall cease and terminate upon the termination of this Agreement. Upon the occurrence of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such Capital Securities as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such Capital Securities not bearing such legend.
ARTICLE IV
PREEMPTIVE RIGHTS ON ISSUANCES BY THE COMPANY
     Section 4.1. Preemptive Rights. Except for Excluded Securities, the Company shall not issue, or agree to issue, any Capital Securities unless, in each case, the Company shall have first given written notice (the “Notice of Preemptive Rights”) to each Shareholder which shall (a) state the Company’s intention to issue Capital Securities, the amount to be issued (subject to such amount being adjusted pursuant to Section 4.2), the purchase price therefor and a summary of the other material terms of the proposed issuance and (b) offer (a “Preemptive Offer”) to issue to each Shareholder its Pro Rata Share of such securities upon the terms and subject to the conditions set forth in the Notice of Preemptive Rights, which Preemptive Offer by its terms shall remain open and irrevocable for a period of 15 days from the date it is delivered by the Company to the Shareholder (and, to the extent the Preemptive Offer is accepted during such 15 day period, until the closing of the sales contemplated by the Preemptive Offer).

     Section 4.2. Procedures for Acceptance of Preemptive Rights. Notice of a Shareholder’s intention to accept a Preemptive Offer, in whole or in part, shall be evidenced by a writing signed by the Shareholder and delivered to the Company prior to the end of the 15 day period of such Preemptive Offer (each, a “Notice of Acceptance”), setting forth such portion of the securities subject to the Preemptive Offer that the Shareholder elects to purchase. If any Shareholder does not elect to purchase its full Pro Rata Share (the “Unallocated Share”), then any Affiliates of such Shareholder that are already Shareholders, shall have the right, prior to the end of the 15 day period of such Preemptive Offer, to elect to purchase all or any portion of the aggregate Unallocated Share of such Shareholder at the price (the “Initial Preemption Price”) set forth in the Notice of Preemptive Rights. If such Affiliates do not elect to purchase all of the Unallocated Share (the “Excess Unallocated Share”), then the Company shall promptly give written notice to each of the other Shareholders that elected to purchase their full Pro Rata Share, specifying the aggregate Excess Unallocated Share of all Shareholders. Each such other Shareholder or its Affiliates shall thereupon have three days from the date such written notice is given to elect to purchase all or any portion of such aggregate Excess Unallocated Share (a “Shareholder Excess Election”) by giving written notice to the Company to such effect. To the extent that more than one Shareholder makes a Shareholder Excess Election, each such electing Shareholder shall purchase the portion of the Excess Unallocated Shares equal to the percentage that its Shareholder Excess Election is of the aggregate amount of Shareholder Excess Elections of all such electing Shareholders, which portion shall be deemed to have been included in the Notice of Acceptance previously delivered by such Shareholder. Where, pursuant to a Shareholder Excess Election, a Shareholder purchases Excess Unallocated Shares, the Company shall (in addition to the shares set forth in the Notice of Acceptance) issue to such Shareholder, instead of the number of Excess Unallocated Shares purchased by such Shareholder, an amount of Shares equal to the Adjusted Excess Unallocated Shares. For purposes of this Section 4.2, the Adjusted Excess Unallocated Shares is equal to the aggregate number of Shares determined by (i) multiplying the aggregate number of Excess Unallocated Shares purchased by such Shareholder by the Initial Preemption Price and (ii) dividing the resulting figure by the Adjusted Preemption Price.
     Section 4.3. Closings of Sales. The Company may sell any securities not covered by a Notice of Acceptance to any other Person or Persons, but only upon terms and conditions in all respects that are no more favorable, in the aggregate, to such other Person or Persons, than those set forth in the Preemptive Offer. If the Company does not consummate the issuance of all or part of the remaining securities subject to the Preemptive Offer to such other Person or Persons, the right provided hereunder shall be deemed to be revived and such securities shall not be offered unless first reoffered to the Shareholders in accordance with this Article IV. Concurrently with the closing of the issuance to such other Person or Persons (the “Other Purchasers”) of all or part of the remaining securities covered by the Preemptive Offer, each Shareholder shall purchase from the Company, and the Company shall issue to such Shareholder, the securities covered by the Notice of Acceptance delivered to the Company by such Shareholder on the terms specified in the Preemptive Offer. The purchase by a Shareholder of any such securities is subject in all cases to the execution and delivery by the Company and the Shareholder of a purchase agreement or subscription agreement relating to such securities and all other documents in form and substance similar in all material respects, to the extent applicable, to those executed and delivered by the Company and the Other Purchasers.
ARTICLE V
TAG-ALONG RIGHTS
     Section 5.1. Right to Sell Capital Securities. If any Ashmore Fund or any Affiliate thereof to which Capital Securities have been transferred in accordance with this Agreement (a “Selling Ashmore Shareholder”) proposes to Sell any Capital Securities to any Person (other than to its Affiliates or in a

Public Sale) and, at such time or as a result of such Sale and any proposed related Sales, the aggregate Sale Percentages with respect to all Sales of Capital Securities by Ashmore from and after the Effective Date (including the Sale Percentage relating to the proposed Sale and any related proposed Sale) exceeds the Sale Threshold, then each Other Shareholder (as part of such transaction) shall have the right (but not an obligation) to Sell to the same purchaser, at the same price and on the same terms and conditions, a portion of its Capital Securities which is equal to the product obtained by multiplying the total amount of shares of Capital Securities Beneficially Owned by such Other Shareholder by a fraction (i) the numerator of which is the number of shares of Capital Securities that the Ashmore Selling Shareholder elects to Sell and (ii) the denominator of which is the number of shares of Capital Securities that the Selling Ashmore Shareholder Beneficially Owns prior to electing to Sell pursuant to this Article V, and the Selling Ashmore Shareholder shall comply with the other provisions of this Article V. The right of each Other Shareholder to participate in such Sale shall be conditioned upon such Other Shareholder’s execution of such documents and agreements as the proposed purchaser may require; provided, that the terms of such documents and agreements shall be no more onerous than those set forth in the documents and agreements to be executed by the Selling Ashmore Shareholder in connection with such Sale and further provided that no such Other Shareholder shall be required to indemnify a purchaser for an amount in excess of the total consideration to be received by such Other Shareholder pursuant to such Sale. Notwithstanding anything to the contrary contained herein, any Shareholder participating in a Sale in accordance with this Article V shall not be responsible for the gross negligence or fraud of the Selling Ashmore Shareholder or any other Shareholder participating in the Sale or for any indemnification obligations and liabilities (including through escrow or holdback arrangements) for breaches of representations and warranties or covenants made by the Selling Ashmore Shareholder or any other Shareholder and shall only be required to make representations and warranties and give indemnification with respect to its own (1) ownership of and title to the Capital Securities, (2) organization, (3) authority and (4) conflicts and consents.
     Section 5.2. Procedures for Tag-Along Sale.
          (a) With respect to any Sale to which this Article V applies, the Selling Ashmore Shareholder shall first deliver to the Company and the Other Shareholders a Sale Notice and shall grant a right (the “Tag-Along Right”) to each of the Other Shareholders, which shall be irrevocable for a period (such period, the “Tag-Along Period”) of 15 days after the delivery of the Sale Notice, to Sell up to an amount of Capital Securities equal to the amount that may be Sold (which, as the case may be, shall be deemed to include any Capital Securities sold by Ashmore previously that were below the Sale Threshold (or which have otherwise not been the subject of the Tag-Along Right) if this current sale is part of a series of related transaction with such prior Sale) by such Other Shareholder pursuant to Section 5.1 at the purchase price and upon the other terms set forth in the Sale Notice. The Tag-Along Right may be exercised in whole or in part at the option of each of the Other Shareholders. Notice of an Other Shareholder’s intention to exercise its Tag-Along Right, in whole or in part, shall be evidenced by a writing (the “Tag-Along Notice of Election”) signed by the Other Shareholder and delivered to the Selling Ashmore Shareholder and the Company prior to the end of the Tag-Along Period, setting forth the amount and class of Capital Securities that the Other Shareholder elects to Sell pursuant to its or his Tag-Along Rights (which may not exceed the amount that may be Sold by such Other Shareholder pursuant to Section 5.1).
          (b) If no Other Shareholder elects to participate by delivering a Tag-Along Notice of Election prior to the end of the Tag-Along Period, the Selling Ashmore Shareholder may Sell the shares of Capital Securities to be Sold on the terms and conditions set forth in the Tag-Along Notice.
          (c) If one or more Other Shareholders elects to participate by delivering a Tag-Along Notice of Election prior to the end of the Tag-Along Period, the Selling Ashmore Shareholder shall use all reasonable efforts to cause the purchaser to agree to acquire all Capital Securities included in the Tag-Along Notice and Tag-Along Notice of Election upon the same terms and condition set forth in the Tag-Along Notice. If such purchaser is unwilling or unable to acquire all of such additional Capital Securities upon such terms, then Selling Ashmore Shareholder may elect either to cancel such Sale or to proceed with such Sale by reducing the number of shares of Capital Securities to be sold pursuant to the Tag-Along Notice and Tag Along Notice of Election such that the total number of shares of Capital Securities to be Sold by the Selling Ashmore Shareholder, on the one hand, and by the Other Shareholders that delivered Tag-Along Notices of Election, on the other hand does not exceed the total number of shares of Capital Securities such purchaser is willing to purchase. Specifically, pursuant to the preceding sentence, the number of shares of Capital Securities proposed to be Sold by the Selling Ashmore Shareholder and the Other Shareholders who delivered Tag Along Notices of Election shall each be reduced by being multiplied by a fraction, the numerator of which is equal to the total number of shares of Capital Securities the purchaser is willing to purchase and the denominator of which is equal to the total number of shares of Capital Securities proposed to be Sold by the Selling Ashmore Shareholder and by the Other Shareholders who delivered Tag Along Notices of Election. Within ten days after the end of the Tag Along Period, the Selling Ashmore Shareholder shall notify each Other Shareholder who has elected to participate of the number of shares Capital Securities Beneficially Owned by such Other Shareholder that will be included in the Sale.
     Section 5.3. Closing of Sales. All Sales of Capital Securities to such purchaser shall be consummated contemporaneously at the offices of the Company on a mutually satisfactory Business Day as soon as practicable within 16 days after the expiration of the Tag-Along Period, or at such other time and place as the parties to such Sales may agree. The delivery of certificates or other instruments evidencing such Capital Securities, duly endorsed for transfer, shall be made on such date against payment of the purchase price for such Capital Securities.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
     Section 6.1. Representations and Warranties. Each party hereto represents and warrants to the other parties hereto as follows:
          (a) It has full power and authority to execute, deliver and perform its obligations under this Agreement.
          (b) This Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.
          (c) The execution, delivery and performance of this Agreement by it does not (i) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound or (ii) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it.
          (d) No consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby.
          (e) It is not a party to any agreement that is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

          (f) Except for this Agreement, the Formation Agreement, the Registration Rights Agreement and the documents contemplated hereby and thereby, as applicable, such party is not a party to any contract or agreement, written or oral with respect to the securities of the Company (including, without limitation, any voting agreement, voting trust, stockholder agreement or registration rights agreement).
ARTICLE VII
COVENANTS
     Section 7.1. Delivery of Financial Statements. The Company shall deliver to each Shareholder:
          (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with United States generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;
          (b) within 30 days after the end of each fiscal quarter of the Company, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such quarter;
          (c) as soon as practicable, but in any event within 60 days after the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and
          (d) with respect to the financial statements called for in subsection (b) of this Section 7.1, an instrument executed by the President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.
     Section 7.2. Inspection. The Company shall permit (a) each Shareholder that Beneficially Owns more than 5% of the outstanding Shares and (b) each Founding Shareholder, and, in each case, or its agents or representatives at such Shareholder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times during normal business hours as may be requested by such Shareholder; provided, however, that the Company shall not be obligated pursuant to this Section 7.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.
     Section 7.3. Initial Public Offering. If the Shares are not listed on a national securities exchange on or before May 25, 2009 (the “IPO Date”), then, upon the request of Shareholders Beneficially Owning a majority of the outstanding Shares not Beneficially Owned by Ashmore, which request may be made at any time following the IPO Date, the Company agrees that it shall use its commercially reasonably efforts to conduct as promptly as practical a Qualified Public Offering. The rights of the Shareholders and obligations of the Company in connection with any such Qualified Public Offering shall be set forth in the ‘requested registration’ provisions of the Registration Rights Agreement.
     Section 7.4. Protective Provisions.
          (a) The Company shall not, without the consent of each Shareholder:
          (i) amend, alter or repeal any provision of the Memorandum and Articles of Association in a manner that would adversely effect any Shareholder;
          (ii) sell, transfer or lease, whether in a single transaction or pursuant to a series of related transactions or plan, all or a substantial portion of the assets of the Company or any of its material Subsidiaries;
          (iii) effect a voluntary liquidation, dissolution or winding up of the Company or any of its material Subsidiaries;
          (iv) approve any merger, scheme of amalgamation or similar transaction in connection with which (i) the Shares held immediately prior to a transaction by a Shareholder will be diluted disproportionately to any other Shareholders (except where this arises in a transaction involving the issuance of Shares by the Company and a Shareholder has not exercised its pre-emptive rights set out in Article IV) or (ii) any Shareholder would not receive the same form of consideration as any other Shareholders; or
          (v) convert (by merger or otherwise) the Company from an exempted company incorporated in the Cayman Islands with limited liability to any other entity, other than an entity with the same tax attributes in another jurisdiction.
          (b) The Company shall not, without Supermajority Consent:
          (i) appoint outside independent auditors for the Company or replace such auditors;
          (ii) materially change the nature of the business of the Company and its Subsidiaries; or
          (iii) issue equity incentive awards (either in the form of options, restricted stock or other similar awards) to directors, officers or employees, which awards represent in the aggregate in excess of 10% of the outstanding Shares, calculated as of December 29, 2006 (giving effect to any stock splits, combinations or similar transactions effected after such date).
          (c) The Company shall not enter into any Related Party Transaction unless approved by the Shareholders representing a majority of the outstanding Shares (other than those Shares Beneficially Owned by any Shareholder who may have an interest (other than as a Shareholder) in such Related Party Transaction, either directly or indirectly through such Shareholder’s Affiliates or a Significant Shareholder Debtor, as the case may be).
          (d) The Company shall not redeem Capital Securities other than on a pro rata basis from every Shareholder holding such Capital Securities and the Company shall not redeem debt securities held by any Shareholder or any of its Affiliates, except as required by the Note Purchase Agreement or the terms of the Notes; provided that the foregoing shall not prohibit the redemption or repurchase of Capital Securities issued to directors, officers or employees of the Company, whether originally issued pursuant to an employee stock plan approved by the Board of Directors or otherwise, at a purchase price of not more than the fair market value of such Capital Securities at the time of the redemption or repurchase, as reasonably determined by the Board of Directors or any committee delegated by the Board of Directors.
          (e) Each Shareholder agrees (i) not to, and cause the Company, its Subsidiaries and its representatives not to, take any action that, directly or indirectly, will frustrate or circumvent the provisions of this Agreement, and (ii) to cause its representatives on the Board, consistent with their fiduciary obligations under applicable law, to act in the best interest of all members/shareholders and not individual shareholders/members.
          (f) The Company shall only appoint a director, officer, manager or employee, including the determination of the terms on which such director, officer, manager or employee shall serve and any remuneration to be paid, on arms length terms or terms more favorable to the Company than arms length terms.
          (g) As soon as reasonably practicable following the request of Ashmore, which request may be made at any time after Ashmore ceases to own at least a majority of the outstanding Capital Securities, the Company shall (i) cease, and cause its Affiliates to cease, to use the name “Ashmore” or any abbreviation of or derivation from that name or any name similar to it in any form whatsoever, including in respect of advertising and promotional materials and (ii) amend its memorandum and articles of association or similar governing document to change its name to a name that does not contain the word “Ashmore,” or substantially similar words. Each Shareholder shall take all necessary action, in its capacity as a shareholder of the Company, to cause the Company to comply with its obligations under this Section 7.4(h).
     Section 7.5. Shareholder Covenants. Each Shareholder hereby agrees that it shall not enter into any contract or agreement, written or oral, with respect to the Capital Securities of the Company (including, without limitation, any voting agreement, voting trust, stockholder agreement or registration rights agreement) except as expressly provided herein.
ARTICLE VIII
MISCELLANEOUS
     Section 8.1. Calculations. For purposes of this Agreement, the Sale of a Share Equivalent shall be treated as the Sale of Shares into which such Share Equivalent can be converted, exchanged or exercised. For all purposes of this Agreement, all Shares acquired or Beneficially Owned by Affiliates shall be aggregated together for the purposes of determining the availability of any rights or obligations hereunder; provided that, for such purpose only, neither the Company nor any Person Controlled by the Company shall, for that reason alone, be deemed to be an Affiliate of any Shareholder. All references in this Agreement to the percentage of outstanding Shares, or similar expressions, shall mean the percentage of all outstanding Capital Securities determined on a fully diluted basis (which, for purposes of clarification, shall not include any shares issuable pursuant to any warrants issued in connection with the Bridge Credit Agreement until such time as such warrants are exercisable by the holders thereof).
     Section 8.2. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

     Section 8.3. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE LAWS OF THE CAYMAN ISLANDS ARE MANDATORY. THE PARTIES HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES HEREBY WAIVE ANY OBJECTION THEY MAY HAVE TO VENUE TO ANY SUCH ACTION OR PROCEEDING AND TO THE DEFENSE OF AN INCONVENIENT FORUM WITH RESPECT THERETO. EACH PARTY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN.
     Section 8.4. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives. Except in connection with a Sale of Capital Securities to an Affiliate of a Selling Shareholder or a Sale of Capital Securities otherwise expressly permitted by this Agreement, no Shareholder shall have the right to assign its rights and obligations under this Agreement without the consent of the other Shareholders. Notwithstanding the foregoing, any Shareholder may assign its right to exercise its right of first refusal under Section 3.3, its pre-emptive rights under Article IV, or its Tag-Along Rights under Article V, to one or more of its Affiliates at any time without the consent of any other party hereto. Upon any such proper assignment of this Agreement or the rights referenced in the immediately proceeding sentence, such assignee shall have and be able to exercise the rights assigned by the assigning Shareholder.
     Section 8.5. Notices. All notices, requests, consents and other communications required or authorized hereunder to any party shall be in writing and either delivered in person or sent by overnight courier, facsimile (provided successful transmissions is confirmed) or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:
          (i) if to the Company, to:
AEI
Clifton House
75 Fort Street
P.O. Box 190GT
George Town, Grand Cayman
Cayman Islands
Facsimile No.: 345-949-4901
Attention: Director
with a copy (which shall not constitute notice) to:
AEI Services LLC
1221 Lamar
Houston, Texas 77010
Facsimile No.: 713-345-5352
Attention: General Counsel

with a copy (which shall not constitute notice) to:
Clifford Chance US LLP
31 W. 52nd Street
New York, NY 10019
Facsimile: 212-878-8375
Attention: G. David Brinton
          (ii) if to any Shareholder, to the address on the Company’s books and records, or, in each case, at such other address or facsimile number as may be specified in writing, but no such change shall be deemed to have been given until it is actually received by the parties sought to be charged with its contents. All notices and other communications given hereunder shall be deemed sufficient upon delivery, if delivered personally, by overnight courier or sent by facsimile or four Business Days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid.
     Section 8.6. No Inconsistent Agreements. Neither the Company nor any Shareholder shall take any action or enter into any agreement that is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.
     Section 8.7. Further Assurances. At any time or from time to time after the Effective Date, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.
     Section 8.8. Duration of Agreement. The rights and obligations of a Shareholder under this Agreement shall terminate at such time as such Shareholder no longer is the Beneficial Owner of any shares of Capital Securities. This Agreement shall terminate upon consummation of a Qualified Public Offering; provided, that the obligations of the Company and the Shareholders pursuant to Section 7.4(h) shall survive indefinitely; provided, further, that the obligations of the Shareholders pursuant to Section 8.19 shall survive the termination of this Agreement until the first anniversary of the termination of this Agreement.
     Section 8.9. Amendment. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, prospectively or retroactively, only with (i) the written consent of the Company and (ii) Supermajority Consent; provided, however, that no modification, amendment or waiver shall be permitted that would adversely affect the rights of any Shareholder differently than the rights of any other Shareholder without such Shareholder’s express written consent.
     Section 8.10. Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
     Section 8.11. Nouns and Pronouns. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.
     Section 8.12. Remedies. Without intending to limit the remedies available to any party hereto, each party (a) acknowledges that breach of this Agreement will result in irreparable harm for which there is no adequate remedy at law, and (b) agrees that any party seeking to enforce this Agreement shall be entitled to injunctive relief or other equitable remedies upon any such breach.

     Section 8.13. Several Obligations. The obligations of each of the Ashmore Funds under this Agreement are several. Failure by an Ashmore Fund to perform its obligations under this Agreement does not affect the obligations of any other party under this Agreement. No Ashmore Fund is responsible for the obligations of any other Ashmore Fund under this Agreement. The rights of each Ashmore Fund under or in connection with this Agreement are separate and independent rights and any obligation arising under this Agreement to an Ashmore Fund shall be a separate and independent obligation. An Ashmore Fund may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.
     Section 8.14. Limitation of Liability. Each of the Company and each Shareholder hereby acknowledges that (i) Northern Trust (Guernsey) Limited is executing this Agreement in its capacity as custodian to each of Ashmore Global Special Situations Fund Limited, Ashmore Global Special Situations Fund 2 Limited, Ashmore Global Special Situations Fund 3 Limited Partnership, Asset Holder PCC No. 2 Limited in respect of Ashmore Emerging Economy Portfolio and Asset Holder PCC Limited in respect of Ashmore Emerging Markets Liquid Investment Portfolio and (ii) Northern Trust Company is executing this Agreement in its capacity as custodian to EMDCD Ltd. Each of the Company and each Shareholder further agree that any representations, warranties and covenants contemplated by this Agreement are made by each Shareholder severally and that all liabilities contemplated by this Agreement are limited to the extent that each Shareholder’s assets can meet such liabilities and indemnities.
     Section 8.15. Entire Agreement. This Agreement, the Formation Agreement and the documents contemplated hereby and thereby contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto with the exception of any Confidentiality Agreements (including letter agreements) entered into between the Company (or AEI) and any of the Shareholders (unless with respect to any such Confidentiality Agreements (or any such letter agreements) it is otherwise expressly agreed by the Company and any such Shareholder prior to or after the execution of this Agreement).
     Section 8.16. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument and all such counterparts together shall constitute one agreement.
     Section 8.17. Merger. Upon the merger of the Company with any other entity, each of the Shareholders and the Company (or, if different, the surviving entity of the merger) shall execute a shareholders’ agreement with terms that are substantially equivalent, with respect to each Shareholder, to this Agreement (including with respect to the registration rights provided pursuant to the Registration Rights Agreement).
     Section 8.18. Public Announcements. Except as otherwise required by applicable law, no party to this Agreement nor any of its respective Affiliates, agents or representatives, shall issue any press release or public statement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written consent of the Company and any other party named in such release or statement, which consent shall not be unreasonably withheld or delayed; provided, that if a press release or other public statements is required by applicable law, the party intending to make such release or statement shall give the Company and each other party named in such release or statement prior notice and shall use its best efforts to consult with the Company and such other party named in such release or statement with respect to the text therein.

     Section 8.19. Confidentiality.
          (a) Each Shareholder (the “Recipient”), shall, and shall direct any Affiliate (which is provided Confidential Information as permitted by Section 8.19(c)) and the directors, officers, employees, agents, representatives, attorneys, accountants and advisors (collectively “Agents”) of the Recipient or any such Affiliate to, treat confidentially all information disclosed (whether on or after the date of this Agreement and whether in writing, verbally or by any other means and whether directly or indirectly) by the Company or on the Company’s behalf to Recipient or its Agents in connection with the current and future business and operations of the Company and its direct and indirect subsidiaries, including, without limitation, any information relating to the Company’s and its subsidiaries’ operations, plans or intentions, know how, market opportunities and business affairs, as well as any written memoranda, notes, analyses, reports, compilations, or studies prepared by or on behalf of Recipient that contain or are derived from, such information or the recipient’s review thereof (collectively “Confidential Information”).
          (b) As used in this Agreement, the term “Confidential Information” excludes any information that (i) is or becomes generally available to the public on a non-confidential basis other than as a result of actions by the Recipient or its Agents in violation of this Section 8.19, (ii) is or becomes available to the Recipient or its Agents on a non-confidential basis from a source other than the Company or its Agents that is not prohibited from disclosing such information to the Recipient or its Agents by a legal, contractual, fiduciary or other obligation to the Company or another party or (iii) was independently developed by the Recipient without reference to the Confidential Information.
          (c) The Recipient shall not use the Confidential Information for any purpose other than for the purpose of evaluating and monitoring its investment in the Company. The Confidential Information shall be kept confidential and shall not be disclosed by the Recipient and its Agents; provided, however, that the Recipient may disclose any Confidential Information (i) to its Agents who need to know such Confidential Information, provided that each Agent shall be informed of, and instructed to abide by the confidentiality provisions of this Section 8.19, (ii) to the extent such information is already in possession of the public or becomes available to the public, other than through any fault, act or omission in breach of this confidentiality obligation of the Recipient, (iii) to the extent such information is required to be disclosed by law or order of a court or governmental agencies with proper jurisdiction or (iv) to the extent such information is required to be disclosed by applicable laws, statutes, judicial processes, rules or regulations, including without limitation, the rules, regulations or guidelines of securities exchanges or similar self-regulatory organizations to which a disclosing party is or may become subject.
          (d) If the Recipient is requested or required by any governmental or regulatory authority to disclose any Confidential Information (except in the course of routine examinations of the Recipient or its Affiliates), it will provide the Company with prompt written notice of any such request or requirement, unless notice is prohibited by law or by the rules governing the process requiring such disclosure, in order to afford the Company time to seek an appropriate protective order or other reliable remedy. Such Recipient will, and will advise its Representatives to, reasonably cooperate with the Company in obtaining such protective order or other remedy but shall not be required to take at its own expense any legal action or initiate any legal proceeding in connection therewith. If no such protective order or other remedy is obtained, such Recipient will disclose only that portion of the Confidential Information that in the reasonable opinion of its counsel is legally required to be disclosed and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information. The Company shall reimburse the Recipient for all reasonable costs, including reasonable attorneys’ fees, incurred by the Recipient in connection with such request for a protective order or other remedy or in obtaining any such reliable assurance

     Section 8.20. Amended and Restated Shareholders Agreement Superseded. Each of the parties hereto acknowledges and agrees that this Agreement amends, restates and supersedes the Amended and Restated Shareholders Agreement in its entirety and that the Amended and Restated Shareholders Agreement is of no further force and effect. From and after the date hereof, this Agreement shall exclusively govern the relations of the parties with respect to the subject matter hereof and no claims may be brought by any party against another under or for breach of any provision of the Amended and Restated Shareholders Agreement that has been changed pursuant to the terms of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK — SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

AEI
By:	/s/ James A. Hughes
	Name:	James A. Hughes
	Title:	Chief Executive Officer

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

ASHMORE GLOBAL SPECIAL SITUATIONS IRELAND PLC
By:	Ashmore Investment Management Limited, as agent

By:	/s/ Tim Davis
	Name:	Tim Davis
	Title:	Authorised Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 2 LIMITED
By:	Northen Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Sarah Brouard		/s/ Tracy Le Sauvage
	Name:	Sarah Brouard	Tracy Le Sauvage
	Title:	Authorised Signatory	Authorised Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 3 LIMITED
By:	Northen Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Sarah Brouard		/s/ Tracy Le Sauvage
	Name:	Sarah Brouard	Tracy Le Sauvage
	Title:	Authorised Signatory	Authorised Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

ASHMORE GLOBAL SPECIAL SITUATIONS FUND LIMITED
By:	Northen Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Sarah Brouard		/s/ Tracy Le Sauvage
	Name:	Sarah Brouard	Tracy Le Sauvage
	Title:	Authorised Signatory	Authorised Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

ASSET HOLDER LIMITED IN RESPECT OF ASHMORE EMERGING MARKETS LIQUID INVESTMENT PORTFOLIO
By:	Northen Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Sarah Brouard		/s/ Tracy Le Sauvage
	Name:	Sarah Brouard	Tracy Le Sauvage
	Title:	Authorised Signatory	Authorised Signatory
SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

ASSET HOLDER PCC NO. 2 LIMITED IN RESPECT OF ASHMORE EMERGING ECONOMY PORTFOLIO
By:	Northen Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Sarah Brouard		/s/ Tracy Le Sauvage
	Name:	Sarah Brouard	Tracy Le Sauvage
	Title:	Authorised Signatory	Authorised Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

EMDCD LTD
By:	The Northern Trust Company, London Branch
Its:	Custodian

NORTRUST NOMINEES LTD
By:	/s/ Andy Coles
	Name:	Andy Coles 2VP
	Title:	Section Manager

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

FIDELITY CAYMAN INVESTMENT COMPANY LIMITED
By:	/s/ Martin Lang
	Name:	Martin Lang
	Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

CVI GVF (LUX) MASTER S.AR.L.
By:	/s/ Peter A. Vorbrich
	Name:	Peter A. Vorbrich
	Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

D.E. SHAW COMPOSITE SIDE POCKET SERIES 2, L.L.C.
By:	D.E. Shaw & Co., L.L.C., as manager

By:	/s/ Daniel Posner
	Name:	Daniel Posner
	Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

D.E. SHAW COMPOSITE SIDE POCKET SERIES 4, L.L.C.
By:	D.E. Shaw & Co., L.L.C., as manager

By:	/s/ Daniel Posner
	Name:	Daniel Posner
	Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

DEUTSCHE BANK AG, LONDON BRANCH
By:	/s/ G. Barbon
Name:	G. Barbon
Title:	MD

/s/ B. Mikee
B. Mikee
MD

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

SHERBROOKE, LTD.
By:	/s/ Marcy Engel
	Name:	Marcy Engel
	Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(continued)
Page

MOORE CREDIT FUND (MASTER) LP
By:	Moore Capital Management, LLC.
Trading Manager

By:	/s/ Anthony Gallagher
	Name:	Anthony Gallagher
	Title:	Director of Operations
AEI — PRISMA OFFER

-xxvii-

(continued)
Page

LM MOORE SP INVESTMENTS, LTD
By:	Moore Capital Management, LL
Trading Manager

By:	/s/ Anthony Gallagher
	Name:	Anthony Gallagher
	Title:	Director of Operations
AEI — PRISMA OFFER

-xxviii-

POND VIEW CREDIT (MASTER) LTD
By	Dimaio Ahmad Capital LLC Its: Investment Manager

By:	/s/ Jerry M Cudzil
	Name:	Jerry M Cudzil
	Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

VR GLOBAL PARTNERS
By:
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

ARGO CAPITAL INVESTORS FUND SPC — ARGO GLOBAL SPECIAL SITUATIONS FUND
By:	/s/ Sophocles Sophocleous		/s/ Kyriakos Rizlas
	Name:	Sophocles Sophocleous	Kyriakos Rizlas
	Title:	Authorized Signatory	Director
SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

FINISTERRE SPECIAL SITUATIONS FUND
By:	/s/ Frode Foss-Skiftesvik
	Name:	Frode Foss-Skiftesvik
	Title:	DIRECTOR

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

MONTPELIER GLOBAL FUNDS LIMITED — THE MONTPELIER FUND
By:	/s/ Jeremy Suedar
	Name:	Jeremy Suedar
	Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

ASHFIELD INVESTMENTS N.V.
By:	/s/ Uag Vinck /s/ TM Van Delden
	Name:	CMTC Management Services B. V.
	Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

TRG GLOBAL OPPORTUNITY MASTER FUND LTD
By:	/s/ Lee Bocker
	Name:	Lee Bocker
	Title:	Operations Manager

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

TRG SPECIAL OPPORTUNITY MASTER FUND LTD
By:	/s/ Lee Bocker
	Name:	Lee Bocker
	Title:	Operations Manager

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

WHITEWATER EMCF LLC
By:	/s/ Lisa F. Collett
	Name:	Lisa Collett
	Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

WHITEWATER EMCO LLC
By:	/s/ Lisa F. Collett
	Name:	Lisa Collett
	Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

GOLDEN TREE 2004 TRUST
By:	Golden Tree Asset Management, L.P., acting in its capacity as Investment Advisor for and on behalf of Golden Tree 2004 Trust
By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director — Bank Debt

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

GOLDMAN SACHS CREDIT PARTNERS
By:	/s/ David Goldburg
	Name:	David Goldburg
	Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

HILLCREST INVESTMENTS, L.P.
By:
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

INVESTMENT PARTNERS (B), LTD.
By	Dimaio Ahmad Capital LLC Its Investment Manager
By:	/s/ Jerry M Cudzil
	Name:	Jerry M Cudzil
	Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

DA AEI2007 LLC
By:	/s/ Nasser Ahmad
	Name:	Nasser Ahmad
	Title:	Partner

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

LISPENARD STREET CREDIT (MASTER), LTD.
By	Dimaio Ahmad Capital LLC Its Investment Manager
By:	/s/ Jerry M Cudzil
	Name:	Jerry M Cudzil
	Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

BLACK RIVER EMCO MASTER FUND LTD
By:	/s/ Lisa F. Collett
	Name:	Lisa Collett
	Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

BLACK RIVER COMMODITY SELECT FUND LTD
By:	/s/ Lisa F. Collett
	Name:	Lisa Collett
	Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

BLACK RIVER EMERGING MARKETS CREDIT FUND LTD
By:	/s/ Lisa F. Collett
	Name:	Lisa Collett
	Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

BUCKLAND INVESTMENT PTE LTD
By:	/s/ George Kay
	Name:	George Kay
	Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT